Exhibit 99.1

Date:      Feb. 18, 2010
Williams Pipeline Partners L.P. Reports Full-Year 2009 Financial Results
     TULSA, Okla. – Williams Pipeline Partners L.P. (NYSE: WMZ) today announced unaudited 2009 net income of $50.8 million, compared with $51.9 million for 2008. Net income per limited-partner unit for 2009 was $1.53, compared with $1.45, as revised, for 2008.
     Slightly higher operating expenses and higher interest charges led to a decline in Northwest Pipeline GP’s results for 2009. These results are a key component of the partnership’s earnings from its 35-percent equity interest in Northwest Pipeline.
     The per-unit net income for 2008 is based on prorated net income for the period from the partnership’s initial public offering on Jan. 24, 2008, through Dec. 31, 2008. The 2008 net income is based on a full-year period. Also, 2008 net income per limited-partner unit has been revised pursuant to the adoption of an accounting rule change in 2009, which changed the method the partnership previously used to allocate undistributed earnings between the limited partners and the general partner.
     Distributable cash flow in 2009 for Williams Pipeline Partners’ limited-partner unitholders was $46.0 million, or $1.37 per limited-partner unit. The 2008 amounts were $44.8 million for total distributable cash flow, or $1.34 per limited-partner unit.
     Higher cash distributions from Northwest Pipeline drove the increase in distributable cash flow for the year.
Distributable Cash Flow Definition
     Distributable cash flow per limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders.
     This press release includes certain financial measures, Distributable Cash Flow and Distributable Cash Flow per Limited-Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. GAAP refers to generally accepted accounting principles.
     For Williams Pipeline Partners, we define Distributable Cash Flow as net income less its equity earnings in Northwest Pipeline, plus reimbursements from Williams under an omnibus agreement, plus cash distributed by Northwest Pipeline attributable to Northwest Pipeline’s operations through the current reporting period.
     For Williams Pipeline Partners, we define Distributable Cash Flow per Limited-Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, allocated among the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement resulting in distributable cash flow attributable to the general partner and distributable cash flow attributable to limited partners, respectively. The resulting Distributable Cash Flow attributable to limited partners is then divided by the weighted average limited-partner units outstanding to arrive at Distributable Cash Flow per Limited-Partner Unit.

     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures.
Analyst Call Cancelled
     Management previously announced that the year-end webcast and conference call is being cancelled because of the strategic restructuring jointly announced by Williams (NYSE: WMB) and Williams Partners L.P. (NYSE: WPZ) on Jan. 19. For details about the restructuring, please see the joint news release from Jan. 19.
Form 10-K
     Williams Pipeline Partners plans to file its Form 10-K with the SEC the week of Feb. 22. The document will be available on both the SEC and Williams Pipeline Partners web sites.
About Williams Pipeline Partners L.P. (NYSE: WMZ)
Williams Pipeline Partners is a publicly traded master limited partnership that owns and operates natural gas transportation and storage assets. The general partner of Williams Pipeline Partners is Williams Pipeline GP LLC, which is a wholly owned subsidiary of Williams (NYSE: WMB). For more information, please visit www.williamspipelinepartners.com. Go to http://www.b2i.us/irpass.asp?BzID=1589&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds Williams (media relations) (918) 573-3332 Richard George Williams (investor relations) (918) 573-3679
Williams Pipeline Partners L.P. is a limited partnership formed by The Williams Companies, Inc. Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Rate case filings; and

•	Natural gas prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that could adversely affect our business, results of operations and financial condition are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on Northwest’s customers and suppliers);

•	The strength and financial resources of our and Northwest’s competitors;

•	The development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings;

•	Northwest’s costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Northwest’s exposure to the credit risk of its customers;

•	Risks related to strategy and financing, including restrictions stemming from Northwest’s debt agreements, future changes in Northwest’s credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 27, 2009 and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamspipelinepartners.com.

Reconciliation of non-GAAP Measures
(UNAUDITED)
Williams Pipeline Partners L.P.
Distributable Cash Flow per LP Unit Reconciliation

	2008					2009
Amounts in thousands, except per-unit amounts	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D

Net Income	12,855	11,867	13,863	13,295	51,880	13,655	11,560	12,480	13,126	50,821
Equity in earnings — Northwest	(13,355)	(12,490)	(14,433)	(14,102)	(54,380)	(14,318)	(12,307)	(13,391)	(13,762)	(53,778)
Reimbursements from Williams from ominbus agreement	371	497	503	503	1,874	370	374	378	378	1,500

Distributable cash flow excluding equity investments	(129)	(126)	(67)	(304)	(626)	(293)	(373)	(533)	(258)	(1,457)
Plus: Northwest’s cash distributions to WMZ	13,943	10,850	10,850	11,200	46,843	11,550	12,250	12,250	12,600	48,650

Distributable cash flow attributable to partnership	13,814	10,724	10,783	10,896	46,217	11,257	11,877	11,717	12,342	47,193
Distributable cash flow attributable to partnership allocated to GP	736	214	216	218	1,384	225	310	285	379	1,199

Distributable cash flow attributable to partnership allocated to LP	13,078	10,510	10,567	10,678	44,833	11,032	11,567	11,432	11,963	45,994

Weighted Average number of LP units outstanding	33,563	33,564	33,564	33,565	33,564	33,565	33,565	33,565	33,565	33,565

Distributable cash flow attributable to partnership per weighted average limited partner unit	0.3897	0.3131	0.3148	0.3181	1.3357	0.3287	0.3446	0.3406	0.3564	1.3703

This press release includes certain financial measures, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
For Williams Pipeline Partners L.P. we define Distributable Cash Flow as net income less its equity earnings in Northwest Pipeline, plus reimbursements from Williams under an omnibus agreement, plus cash distributed by Northwest Pipeline attributable to Northwest Pipeline’s operations through the current reporting period.
For Williams Pipeline Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, allocated among the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement resulting in distributable cash flow attributable to the general partner and distributable cash flow attributable to limited partners, respectively. The resulting Distributable Cash Flow attributable to limited partners is then divided by the weighted average limited partner units outstanding to arrive at Distributable Cash Flow per Limited Partner Unit.
This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Distributable Cash Flow is not intended to represent cash flows for the period, nor is it presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.